Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2024 relating to the financial statements for the fiscal year ended December 31, 2023 of Vista Gold Corp. (the “Company”), which appears in the Company’s Form 10-K, as filed with the United States Securities and Exchange Commission on March 14, 2024. We also consent to the reference to our firm under the heading “Experts” in the prospectus, which is part of the Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

October 17, 2024